                                                                      Exhibit 16




November 12, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated November 12, 2004 of Psychemedics Corporation and are in agreement with the statements contained in
Item 4.01(a)(ii) and (iii). We have no basis to agree or disagree with other statements of the registrant contained therein.

                                         /s/ Ernst & Young LLP